Exhibit 99.1

New York | Andrew Gully Andrew.Gully@Sothebys.com | Lauren Gioia Lauren.Gioia@Sothebys.com |
Jennifer Park Jennifer.Park@Sothebys.com | +1 212 606 7176
SOTHEBY’S PROVIDES UPDATE REGARDING CAPITAL ALLOCATION

NEW YORK, 13 February 2015 - Sotheby’s (NYSE: BID) today provided an update regarding the Company’s current capital allocation plans. The Board of Directors believes it is in Sotheby’s shareholders’ best interest to preserve flexibility as it searches for a new Chief Executive Officer and so there will be no return of capital to shareholders at this time. The Board looks forward to working with the new CEO to develop a robust strategic vision to drive long-term growth for the Company and believes capital allocation decisions should be considered in conjunction with these plans. Sotheby’s Board and leadership are committed to creating shareholder value while providing the world’s most sophisticated collectors with unparalleled experiences in their interactions with Sotheby’s innovative businesses.

Sotheby’s Lead Independent Director Domenico De Sole said, “As we conduct our search for a new Chief Executive to lead Sotheby’s, we decided it is best to wait until a new leader is in place before making significant decisions about capital allocation. Our search is moving forward in a disciplined and thoughtful manner. We look forward to working with the new CEO to strengthen Sotheby’s and provide value for shareholders.”

Forward-looking Statements
This release contains certain “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date hereof. In addition to the considerations and factors referred to in this release and prior filings and releases, major factors which Sotheby’s believes could cause actual events to differ materially include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, competition with other auctioneers and art dealers, the success of Sotheby’s risk reduction and margin improvement efforts, the amount of quality property being consigned to art auction houses, the marketability at auction of such property, the success of Sotheby’s future auction sales and the results and reception of Sotheby’s announced capital allocation and financial review and other initiatives, including but not limited to its cost reduction initiatives, review of its real estate portfolio and related alternatives and its plans and framework for returning capital to stockholders and optimizing its capital structure and financial policies. Please refer to Sotheby’s most recently filed

Exhibit 99.1

Form 10-Q (and/or 10-K) and other filings for a more comprehensive list of material Risk Factors. Sotheby’s disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

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Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in nine different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids in real-time from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby’s Contemporary Art department, as well as Sotheby’s Diamonds and Sotheby’s Wine. Sotheby’s has a global network of 90 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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